UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BRANDES INVESTMENT TRUST
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification number)

11988 El Camino Real, Suite 600 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be Registered	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
Brandes Value NextShares	The NASDAQ Stock Market LLC	82-3023188

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [ ]

Securities Act registration statement file number to which this form relates:  033-81396

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.      Description of Registrant's Securities to be Registered

A description of the shares of Brandes Value NextShares (the “Fund”) is set forth in the Registrant’s Post-Effective Amendment No. 67 to the Registration Statement on Form N-1A (“Registration Statement”) (Commission File Nos. 033-81396; 811-08614), which description is incorporated herein by reference as filed with the U.S. Securities and Exchange Commission on February 14, 2018.  Any form of supplement to the Registration Statement that is subsequently filed that relates to the Fund is hereby also incorporated by reference herein.

Item 2. Exhibits

(a)	Articles of Incorporation

(1)	Agreement and Declaration of Trust(1)
	(A)	Amendment to Agreement and Declaration of Trust(1)

	(B)	Amendment to Agreement and Declaration of Trust(2)

	(C)	Certificate of Amendment dated September 2005 to Certificate of Trust(3)

	(D)	Certificate of Amendment dated July 8, 2009 to Certificate of Trust(4)

	(E)	Certificate of Amendment dated January 31, 2012 to Certificate of Trust(5)

	(F)	Certificate of Amendment dated February 25, 2013 to the Certificate of Trust(6)
(b)	By-laws(1)

(1)
Previously filed with Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A (File No. 33-81396) (the “Registration Statement”), filed on January 10, 1996, and incorporated herein by reference.

(2)	Previously filed with Post-Effective Amendment No. 3 to the Registration Statement, filed on February 7, 1996, and incorporated herein by reference.
(3)	Previously filed with Post-Effective Amendment No. 21 to the Registration Statement, filed on September 27, 2005, and incorporated herein by reference.
(4)	Previously filed with Post-Effective Amendment No. 35 to the Registration Statement filed on January 31, 2011, and incorporated herein by reference.
(5)	Previously filed with Post-Effective Amendment No. 39 to the Registration Statement filed on February 3, 2012, and incorporated herein by reference.
(6)	Previously filed with Post-Effective Amendment No. 54 to the Registration Statement filed on January 29, 2016, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed in the City of San Diego and State of California on the 15th day of February, 2018.

By:	/s/ Gary Iwamura
Gary Iwamura
Treasurer